Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273829

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 25, 2023)

DYADIC INTERNATIONAL, INC.

6,052,000 Shares of Common Stock

We are offering 6,052,000 shares of our common stock, par value $0.001 per share, at a price to the public of $0.95 per share.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DYAI.” On July 29, 2025, the last reported sale price of our common stock as reported on The Nasdaq Capital Market was $1.1750 per share.

Joseph Hazelton, our President and Chief Operating Officer, has agreed to purchase 26,000 shares of our common stock in this offering at the public offering price. The underwriter will receive the same underwriting discount on the shares of common stock purchased by Mr. Hazelton as they will on any other shares sold to the public in this offering.

	Per Share	Total
Public offering price	$0.9500	$5,749,400
Underwriting discounts and commissions(1)	$0.0665	$402,458
Proceeds, before expenses, to us	$0.8835	$5,346,942

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting” on page S-23 of this prospectus supplement for additional disclosure regarding underwriter discounts, commissions and estimated offering expenses. We have also agreed to issue to the underwriter warrants to purchase 302,600 shares of common stock.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $24.7 million based on 30,135,798 shares of common stock outstanding, of which 9,077,623 shares were held by affiliates, based on a price of $1.1750 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on July 29, 2025. During the 12 calendar months prior to and including the date hereof, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement before deciding to invest in our common stock. Please see “Risk Factors” on page S-13 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement or the prospectus to which it relates, or determined if this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares to purchasers on or about August 1, 2025.

Sole Managing Underwriter
Craig-Hallum The date of this prospectus supplement is July 30, 2025.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that was filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, dated August 25, 2023, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to “this prospectus”, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

This prospectus supplement, the accompanying prospectus and any free writing prospectus may contain or incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

We have not, and the underwriter has not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

All references in this prospectus supplement to “Dyadic,” “Dyadic Applied BioSolutions,” “the Company,” “we,” “us,” “our,” or similar references refer to Dyadic International, Inc., d/b/a Dyadic Applied BioSolutions, a Delaware corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

This prospectus supplement and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement, including the factors described under the heading “Risk Factors” on page S-13 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 26, 2025, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we may authorize for use in connection with this offering.

Company Overview

Dyadic International, Inc. is a biotechnology platform company headquartered in Jupiter, Florida, with operations in the U.S. and the Netherlands. We aim to develop and commercialize scalable, non-animal protein production platforms to meet growing global demand across the life sciences, food and nutrition, and bio-industrial markets.

Our proprietary platforms—Dapibus™ and C1—are designed for rapid, cost-effective, and flexible production of high-value proteins, enabling partners to reduce development timelines and manufacturing costs. While Dyadic’s primary focus is on non-therapeutic applications, both platforms retain the capability to produce biologics, such as vaccines and therapeutic proteins, for external partners.

Dyadic’s mission is to accelerate access to essential proteins by advancing faster, more affordable, and more scalable biomanufacturing technologies.

Platform Capabilities

Dyadic’s Dapibus™ and C1 platforms are engineered microbial expression systems optimized for high-yield, low-cost, and scalable protein production. Built on decades of industrial experience, these platforms support applications in:

●	Cell culture media (e.g., albumin, transferrin, fibroblast growth factor (“FGF”))
●	Diagnostics and research reagents
●	Functional food ingredients (e.g., alpha-lactalbumin, caseins, lactoferrin)
●	Sustainable industrial enzymes (e.g., biomass and dairy enzymes)

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By targeting high-value proteins in expanding non-pharmaceutical markets, Dyadic is building a commercial pipeline that aligns with global trends in sustainability, animal-free manufacturing, and bio-based innovation. Simultaneously, we continue to explore partnering opportunities for the use of our platforms in pharmaceutical development where appropriate.

Dapibus™ Protein Production Platform

To accelerate commercialization and reduce regulatory risk, Dyadic developed the Dapibus™ platform—a proprietary expression system designed to produce high-value, non-animal proteins and enzymes for non-pharmaceutical markets including life sciences, food and nutrition, and bio-industrial sectors.

Dapibus™ is expected to enable faster development, lower production costs, and simplified regulatory pathways compared to therapeutic biologics, which Dyadic believes will allow it to address growing demand for sustainable, functional ingredients across a range of industries. The platform supports applications in bioprocessing, product formulation, diagnostics, and nutrition.

Dyadic expects to commercialize multiple Dapibus™-enabled products starting in 2025 through a combination of strategic partnerships and internal manufacturing initiatives.

C1 Protein Production Platform

Dyadic’s proprietary C1 expression system is a patented, thermophilic fungal platform (Thermothelomyces heterothallica fungus) developed for the cost-effective, large-scale production of proteins. Originally used to manufacture industrial enzymes, Dyadic has engineered C1 into a high-yield, scalable platform for both biopharmaceutical and non-pharmaceutical applications.

Following the 2015 sale of its industrial enzyme business to Danisco USA (a DuPont subsidiary), Dyadic retained co-exclusive rights to the C1 platform for human and animal pharmaceutical use, including the exclusive ability to sub-license C1 for human and animal pharmaceutical use (subject to specific conditions). Danisco holds certain retained rights but is obligated to pay Dyadic royalties on any future pharmaceutical commercialization. Dyadic may owe downstream royalties to Danisco or its licensors depending on specific patent usage.

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Strategic Advantages and Applications

C1 is designed to address key bottlenecks in biologics manufacturing, offering potential advantages over legacy systems (e.g., CHO, E. coli, and baculovirus), including:

●	High-yield expression of secreted proteins with minimal viscosity and simplified downstream purification.
●	Avoidance of viral and endotoxin removal processes required by mammalian or bacterial systems.
●	Proven scalability across lab and industrial fermenters, with demonstrated success producing correctly folded monoclonal antibodies (“mAbs”) comparable to CHO-derived equivalents.

C1 is being applied to develop a range of therapeutic and Life Science proteins, including:

●	Therapeutics: Vaccines, monoclonal and multi-specific antibodies.
●	Life Sciences: Recombinant transferrin, albumin, fibroblast growth factor (FGF), DNase I, RNase inhibitors, reagents, and enzymes for diagnostics, cell culture, and biopharmaceutical manufacturing.

Dyadic is engaged in multiple funded collaborations with pharmaceutical and biotech partners exploring C1’s use in innovative vaccine and therapeutic development.

Dyadic believes the C1 platform’s combination of scalability, speed, and efficiency makes it a compelling alternative for global bioproduction—supporting near- and long-term opportunities in both commercial and strategic licensing partnerships.

Pipeline Overview

Dyadic is targeting high-growth, non-pharmaceutical markets with a focus on sustainable, animal-free proteins and enzymes. The Company’s Dapibus™ platform is engineered to deliver cost-effective, scalable production of high-quality proteins for use in food, nutrition, wellness, and life science reagents. These markets are experiencing rapid growth driven by the demand for ethical, allergen-free, and environmentally sustainable alternatives to animal-derived ingredients.

Dapibus™ has already generated revenue from non-pharma applications and continues to advance through a focused pipeline of commercial-stage and development-stage programs.

Food and Nutrition Applications

Dyadic is applying Dapibus™ to develop and commercialize animal-free proteins for dairy alternatives and functional nutrition. Key programs include:

●	Dairy Enzyme Program: Under a development and exclusive license agreement signed in 2023, Dyadic received a $600,000 upfront payment and an additional $425,000 milestone payment in September 2024 for achieving target yield. Commercial launch by partner expected in late 2025.
●	Recombinant Bovine Alpha-Lactalbumin: An improved production strain was developed in 2024. The product shows comparability to commercial benchmarks and is being actively sampled and characterized for use in dairy alternatives.
●	Recombinant Human Alpha-Lactalbumin: Development initiated in 2024 for applications in infant formula, medical nutrition, nutraceuticals, and pharmaceuticals.
●	Recombinant Human Lactoferrin: Cell line developed in 2024 for potential use in immune-supportive and antimicrobial products. Sampling expected to begin in the second half of 2025.
●	Casein Proteins: Four casein variants have been produced, and Dyadic is engaged in discussions with prospective commercial partners.

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Strategic Positioning

Dyadic’s industrial-scale platform and track record in enzyme production position the Company to quickly advance from development to commercial production. With a growing pipeline and multiple commercial collaborations, Dyadic is executing on a strategy expected to unlock near-term revenue opportunities while building a diversified portfolio of non-animal proteins for global markets.

1 “Expected Launch Status” for each of the products listed above is based on management estimates as of July 23, 2025, which are subject to change.

Bio-Industrial Applications

Dyadic seeks to leverage its Dapibus™ platform to develop and commercialize cost-effective, scalable enzyme solutions for bio-industrial markets, supporting the global shift toward a more sustainable bioeconomy.

●	Strategic Partnership with Fermbox Bio: In 2023, Dyadic partnered with Fermbox Bio to develop EN3ZYME, a proprietary enzyme cocktail launched in May 2024 for converting agri-residues into cellulosic sugars. Dyadic is expected to receive a 50/50 revenue profit share from commercial sales.
●	Sustainable Enzyme Portfolio: Dyadic is advancing enzymes applicable to multiple sectors including nutrition, pulp and paper, biogas, and biofuels. Sampling to potential commercial partners is ongoing.
●	Hyaluronidase Development: Initiated in 2024, this enzyme targets high-value markets including medical, cosmetic, and reproductive health. Sampling and commercial engagement are underway.

Dyadic’s bio-industrial initiatives aim to generate recurring revenue through strategic collaborations and licensing of high-performance enzymes enabled by its proprietary production platforms.

1 “Expected Launch Status” for each of the products listed above is based on management estimates as of July 23, 2025, which are subject to change.

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Life Sciences

Our C1 platform is a robust and versatile gene expression system designed for the efficient production of high-value input proteins that power the life sciences sector, such as cell culture media components, molecular biology reagents, and other critical bioprocessing inputs.

1 “Expected Launch Status” for each of the products listed above is based on management estimates as of July 23, 2025, which are subject to change.

Cell Culture Media

Dyadic seeks to leverage its microbial platforms to produce high-value, animal-free growth media components for the biopharma and alternative protein markets. Key developments include:

●	Recombinant Serum Albumin: In partnership with Proliant Health and Biologicals, Dyadic is advancing toward a 2025 commercial launch of animal-free serum albumin for cell culture, diagnostics, and vaccine stabilization. Dyadic has received $1M in milestone payments to date, with additional payments and royalties tied to commercial success. Early data show strong comparability to industry standards and efficacy in cultured meat applications.
●	Recombinant Transferrin: Dyadic’s animal-free transferrin demonstrated equivalent performance to leading recombinant standards. Samples are being evaluated for research, diagnostics, and commercial bioprocessing.
●	Recombinant FGF: Critical for cell proliferation, Dyadic’s bovine FGF candidate has shown promising results in early testing for biopharma and cultivated meat applications. Sampling and validation are underway in 2025.
●	Strategic Co-Promotion: Dyadic has partnered with Biftek Co. to jointly promote growth media supplements for cell culture markets.

DNA/RNA Technologies

Dyadic is expanding into molecular tools for diagnostics and life sciences, with several enzyme products in development:

●	DNase-1: Completed development; production validation ongoing with a European Contract Development and Manufacturing Organization (“CDMO”). Research-grade product is expected by the end of 2025.
●	RNA/DNA Toolkit: Development underway for RNase Inhibitors, T7 RNA Polymerase, DNA Ligase, and Polymerases. Prototype enzymes have been produced, with optimization continuing into late 2025 and into 2026.

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Pharmaceutical Applications

While Dyadic is focused on non-therapeutic markets, the C1 platform remains a validated solution for biopharmaceutical manufacturing and continues to attract interest from pharma, CDMOs, academic institutions, and government agencies.

C1 addresses key bottlenecks in biologics manufacturing—reducing cost, shortening development cycles, and enabling higher yields—positioning it as a competitive alternative to CHO, yeast, and insect cell systems.

Strategic opportunities include:

●	Recombinant vaccines and therapeutics (human and animal)
●	Biobetters and biosimilars
●	Drug formulation and diagnostic reagents
●	Cost-effective production of difficult-to-express proteins

Dyadic continues to evaluate licensing, collaboration, and commercialization opportunities to unlock C1’s full potential in the biologics sector.

Legacy Biopharma Programs Support Strategic Growth and Platform Validation

Dyadic’s legacy pharmaceutical initiatives continue to drive platform validation, unlock non-dilutive funding, and support strategic collaborations without diverting focus from its core commercial goals.

Fully Funded Global Health Collaborations

●	Gates Foundation: Awarded ~$3M grant (Nov 2024) to develop C1-based mAbs targeting RSV and malaria for underserved populations.
●	Israel Institute for Biological Research (IIBR): Ongoing collaboration to co-develop vaccines and biologics for emerging diseases and biothreats.
●	Fondazione Biotecnopolo di Siena (FBS) / CEPI: $4.5M CEPI-funded project (March 2025), with Dyadic eligible for $2.4M, to accelerate development of C1-produced recombinant vaccines for global pandemic preparedness.

Advancing C1 Vaccine Capabilities

●	Ferritin Nanoparticle Vaccine Candidates (with ViroVax):

○	H5 Avian Influenza: Demonstrated cross-protection in early trials; commercial interest in poultry, cattle, and human markets.
○	Mpox: Early-stage preclinical development reinforcing C1’s rapid response and low-cost manufacturing potential.

Diagnostics and Animal Health Expansion

●	C1-produced H5 antigens show strong neutralizing antibody response in poultry and promising cross-protection in cattle—with the potential to open new opportunities in animal health and diagnostics.

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Strategic Platform Partnerships

●	Cygnus Technologies® (Maravai LifeSciences®): Commercial launch of C1 Host Cell Protein (HCP) ELISA Kit to support C1/Dapibus™ regulatory workflows.
●	Rabian BV: Awaiting funding within Eurostars program for a rabies vaccine project using the C1 platform; Dyadic to receive equity in Rabian BV, certain milestone payments, and royalties on commercial sales.

Peer-Reviewed Validation and Clinical Progress

●	Nature Communications (Mar 2024): C1-produced mAb showed protection against Omicron and Delta variants in non-human primates.
●	DYAI-100 Vaccine Candidate: Phase 1 clinical trial met safety and immunogenicity endpoints. Future development paused to focus on emerging variants in collaboration with Rubic One Health (“Rubic”).

These legacy programs provide critical third-party validation of the C1 platform’s biopharmaceutical potential while generating non-dilutive capital and enabling future commercial opportunities.

Licensing and Strategic Collaborations

Rubic One Health (South Africa)

In April 2023, Dyadic expanded its license agreement with Rubic to include vaccines and therapeutic proteins for both human and animal health in underserved African markets. The C1 platform tech transfer is complete. Dyadic is eligible to receive milestone payments, royalties, and marketing rights under the agreement. In 2024, Rubic initiated development of several livestock vaccines.

Phibro Animal Health / Abic Biological Laboratories

Dyadic entered an exclusive sublicense agreement with Abic, an affiliate of Phibro Animal Health Corporation, in February 2022. The agreement was expanded in March 2024 to include additional vaccines and treatments for livestock diseases.

Research and Development

Dyadic conducts internal and collaborative R&D to advance its microbial platforms across both pharmaceutical and non-pharmaceutical applications.

VTT Technical Research Centre of Finland

Since 2016, Dyadic has partnered with VTT, a leading European research institute, to enhance C1’s safety, productivity, and efficiency. VTT supports critical initiatives including glycoengineering, protease deletion, and therapeutic protein expression. Many projects at VTT are co-funded by Dyadic’s third-party collaborators.

Other CRO and CDMO Partnerships

Dyadic works with a global network of research providers and manufacturers, including 53Biologics (Spain), Fermbox Bio (India), and Eleszto Genetika (Hungary). These partners support the Company’s R&D and scale-up activities across its platforms. While typically structured as work-for-hire engagements, disruptions to these collaborations could impact timelines or development outcomes.

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Advancing the Dapibus™ Platform for Scalable Commercial Applications

Dyadic continues to enhance the Dapibus™ platform to meet growing demand for cost-effective, scalable protein production across non-pharmaceutical markets—including dairy, biofuels, biogas, biorefining, and alternative proteins. In collaboration with Eleszto Genetika and leading contract research organizations, key initiatives include:

●	Engineering new Dapibus™ strains tailored to specific industrial applications.
●	Improving genetic tools to accelerate development and boost protein expression.
●	Reducing background protease activity to increase yields and product quality.
●	Optimizing fermentation and purification processes to lower COGS.
●	Developing high-expression cell lines to support large-scale commercial production.

Demonstrating C1’s Biopharmaceutical Capabilities

In parallel, Dyadic continues to validate the C1 platform for biopharmaceutical applications with key partners such as VTT. Notable advancements include:

●	The development of high-yield production strains of human and bovine serum albumin, vaccine antigens (i.e., SARS CoV-2 Spike HA, NA, Mpox), and a number of complex biologics (ferritin nanoparticle antigens, scFvs, mAbs, Fc-fusions).
●	VTT developed the initial C1 cell line used in the successfully completed DYAI-100 SARS-CoV-2 vaccine Phase 1 clinical study.
●	mAbs produced in C1 showing comparable binding kinetics and glycosylation profiles to CHO cell-derived antibodies.
●	Third-party validation of neutralizing activity for C1-expressed antibodies and multi-specific biologics.

These efforts position Dyadic’s platforms as versatile, low-cost solutions for both industrial and therapeutic protein markets, expanding commercial potential across multiple verticals.

Our Market Opportunity

Given the versatility of our robust portfolio of recombinant proteins that we expect to launch in the next two years, we believe that we are well-positioned to pursue a combined total addressable market of approximately over $25B across life sciences, food and nutrition, and bio industrial segments. The estimated total addressable market for our current recombinant solutions portfolio is comprised of opportunities in the following areas:

Life Sciences

Cell Culture Media: Approximately $5 billion global market. We define total addressable market as approximately $2B global revenue opportunity for our recombinant solutions within the albumin, transferrin and growth factors markets. This was calculated using publicly available third-party data to estimate the recombinant protein shares for these products within the global cell culture media market. We will seek to serve the Cell Culture Media market, direct sales and OEM supply agreements for our recombinant cell culture media solutions, such as transferrin and growth factors to third-party manufacturers, distributors, repackagers and strain/platform licensing agreements key strategic partnerships with companies operating within the cell culture media space such as our commercial agreement with Proliant Health and Biologics to produce and commercialize recombinant human albumin.

Molecular Biology Reagents: Approximately $2 billion. We define total addressable market as the global revenue opportunity for our molecular biology reagents and recombinant DNase solutions in life science research. This was calculated using publicly available third-party data to estimate the recombinant protein shares for these products within the molecular biology reagent market. We will seek to serve the molecular biology reagent market through strain/platform licensing agreements, direct sales and OEM supply agreements for our recombinant molecular biology reagent solutions, such as DNASE-1 and others to third-party manufacturers, distributors, repackagers.

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Food and Nutrition: Approximately $11 billion. We define total addressable market as the global revenue opportunity for our recombinant solutions within the dairy protein, alpha-lactalbumin and functional proteins and dairy enzymes markets. This was calculated using publicly available third-party data to estimate the recombinant protein shares for these products within the Food and Nutritional market. We will seek to serve the Food and Nutrition market through direct sales and OEM supply agreements for our non-animal dairy, research products and other solutions to third-party manufacturers, distributors, repackagers and key strain/platform licensing agreements with strategic companies operating within the Food and Nutrition segment, such as our commercialization agreement with Inzymes to produce non-animal dairy enzymes markets.

Bio-Industrial: Approximately $6 billion. We define total addressable market as the global revenue opportunity for our recombinant bio-industrial protein and enzyme solutions within, biofuels pulp, paper, textiles, cosmetics solutions and other applications. This was calculated using publicly available third-party data to estimate the recombinant protein shares for these products within the cellulosic Bio Industrial market. We will seek to serve the Bio-Industrial market through direct sales and OEM supply agreements for our biomass processing and other solutions to third-party manufacturers, distributors, repackagers and key strain/platform licensing agreements, with strategic companies operating within the Bio-Industrial markets, such as our commercialization agreement with Fermbox Bio to produce cellulosic enzyme solutions for biomass processing. We believe we can leverage our proprietary microbial platforms, C1 and Dapibus™, as well as our growing portfolio of high-value input proteins to target these markets. For additional information, see “—Our Pipeline.”

Platform Strengths and Competitive Positioning

Dyadic’s proprietary C1 and Dapibus™ platforms are designed to offer a scalable, cost-effective alternative to traditional protein production systems across pharmaceutical and non-pharmaceutical applications. These platforms are engineered to produce vaccines, antibodies, enzymes, and nutritional proteins with greater efficiency, shorter development timelines, and lower cost of goods.

Compared to legacy expression systems, Dyadic’s platforms offer the following potential advantages:

●	CHO Cells (Mammalian): Industry standard for complex biologics but limited by long development cycles, high production costs, and complex purification requirements.
●	E. coli (Bacterial): Fast and inexpensive, but often produces insoluble proteins requiring refolding and generates pyrogenic contaminants, limiting use in biologics and precision food applications.
●	Yeast (e.g., Pichia pastoris): Lacks pyrogenic components and offers advanced genetic tools but can exhibit undesirable glycosylation and lower expression for certain targets.
●	Insect Cells (Baculovirus): Used for vaccines and post-translational modifications but generally produce lower protein titers and require viral inactivation steps, adding time and cost.
●	Trichoderma (Filamentous Fungi): Common in industrial enzyme production but limited by high protease activity and lower yields for non-native proteins.

Dyadic believes C1 and Dapibus™ combine the scalability of microbial systems with the productivity and versatility needed to serve diverse end markets—positioning the Company as a next-generation platform provider in the global protein production landscape.

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Our Commercialization Strategy

We aim to accelerate access to essential proteins by turning our engineered strains into scalable revenue streams through:

●	Developing Our Engineered Strains: Our C1 and Dapibus™ platforms are scalable, flexible expression systems enabling high-yield, cost-effective and animal-free protein production that will lead to custom, high-performance microbial strains.

●	Monetization of Key Channels:

○	Strain Licensing: Existing agreements, such as the License and Development Agreement with Proliant Biologicals, LLC d/b/a Proliant Health and Biologicals, provide licensing fees and royalties for our products.

○	Strategic Partnerships: Established strategic partnerships providing milestone payments (i.e., Inzymes), generating revenue through collaboration and earning revenue through bulk supply sales.

○	Direct Product Sales: Direct-to-customer sales with third-party distributors and OEM channels for scalability.

●	Recurring Revenue: Scalable revenue streams with increasing gross margin, shorter time-to-market products and embedding our products in manufacturing and supply chains.

Competition

We operate in highly competitive and rapidly evolving sectors that include biotechnology, life sciences, food and nutrition, and industrial bioprocessing. Our proprietary C1 and Dapibus™ microbial expression platforms are designed to offer cost-effective, scalable alternatives to traditional protein production systems. While we believe our platforms provide unique advantages in terms of yield, speed, and versatility, we face competition from both established and emerging players across our target markets.

In life sciences applications such as cell culture media components (e.g., albumin, transferrin, and growth factors) and molecular biology reagents (e.g., DNase, RNase inhibitors, and polymerases), we compete with companies using mammalian (CHO), bacterial (E. coli), yeast, and insect cell expression systems. These technologies are well established and supported by large, well-capitalized organizations, which may enable them to commercialize competing products more rapidly or at greater scale than we can achieve initially.

In food and nutrition markets—including functional dairy proteins and non-animal enzymes—competition is intensifying due to the rise of precision fermentation and synthetic biology platforms. Several companies are actively developing recombinant proteins such as caseins, whey components, and bioactive peptides for use in dairy alternatives, infant nutrition, and wellness applications. While these markets present significant growth opportunities, many participants benefit from strong funding, strategic partnerships, and first-mover advantages.

In the bio-industrial segment, we face competition from multinational enzyme producers and microbial fermentation companies developing enzymes for applications such as biomass conversion, pulp and paper, and biofuels. Our strategy to collaborate with commercial partners, such as Fermbox Bio, is intended to accelerate market entry and reduce capital intensity, but competitors may leverage larger sales networks and existing customer relationships.

To date, we are not aware of other companies pursuing a directly comparable business model focused on commercializing a diversified portfolio of non-animal recombinant proteins using fungal platforms optimized for non-therapeutic applications. However, given the pace of innovation and increasing interest in sustainable bioproduction, it is possible that existing or new competitors could develop similar capabilities or adopt comparable strategies in the future.

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Additionally, academic institutions, contract development and manufacturing organizations (CDMOs), and government-funded initiatives may contribute to increased competition by advancing alternative production technologies or partnering with industry participants to bring new solutions to market.

Despite the competitive landscape, we believe our platforms offer compelling differentiation due to their scalability, productivity, and cost efficiency. However, there can be no assurance that we will be able to compete successfully against current or future competitors, or that advancements by others will not render our technologies or product candidates obsolete or non-competitive.

Recent Developments

Nasdaq Deficiency Notice

On June 23, 2025, the Company received a deficiency notice (the “MVLS Notice”) from the Nasdaq Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the Company’s securities have not maintained the minimum Market Value of Listed Securities (“MVLS”) of $35 million required by the continued listing requirements of Nasdaq Listing Rule 5550(b)(2). The MVLS Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until December 20, 2025 (the “MVLS Compliance Date”), to regain compliance with the minimum MVLS requirement by having the Company’s MVLS close at $35 million or more for a minimum of 10 consecutive business days before the MVLS Compliance Date (subject to the Staff’s discretion to extend this period under Nasdaq Listing Rule 5810(c)(3)(H)). If the Company does not regain compliance by the MVLS Compliance Date, the Staff will provide written notification that the Company’s common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the MVLS of its common stock between now and the MVLS Compliance Date and, as appropriate, will evaluate available options to resolve the deficiency and regain compliance with the minimum MVLS requirement.

On July 17, 2025, the Company received a deficiency notice (the “Minimum Bid Price Notice”) from the Staff of Nasdaq notifying the Company that for the last 30 consecutive business days the Company’s common stock has not maintained the minimum bid price of at least $1.00 per share required by the continued listing requirements of Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Minimum Bid Price Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until January 13, 2026 (the “Minimum Bid Price Compliance Date”), to regain compliance with the Minimum Bid Price Requirement by having the Company’s bid price close at $1 per share or more for a minimum of 10 consecutive business days before the Minimum Bid Price Compliance Date (subject to the Staff’s discretion to extend this period under Nasdaq Listing Rule 5810(c)(3)(H)). If the Company does not regain compliance by the Minimum Bid Price Compliance Date, the Company may be eligible for an additional 180-day period to regain compliance, provided that on the Minimum Bid Price Compliance Date the Company meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the Nasdaq Capital Market (except the bid price requirement) based on the Company’s most recent public filings and market information and notifies Nasdaq of its intent to cure this deficiency. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the second compliance period, and the Company does not regain compliance by the Minimum Bid Price Compliance Date, the Staff will provide written notification that the Company’s common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to actively monitor the bid price of its common stock between now and the Minimum Bid Price Compliance Date and, as appropriate, plans to evaluate available options to resolve the deficiency and regain compliance with the Minimum Bid Price Requirement.

DBA Name Change Update

On July 2, 2025, we announced that, effective on August 1, 2025, we will be doing business as Dyadic Applied BioSolutions. This rebranding initiative marks a strategic transition from a research-driven organization to a commercially focused enterprise. The new name and visual identity better reflect the emphasis on delivering applied biotechnology solutions through our patented and proprietary C1 and Dapibus™ gene expression platforms.

This underscores our focus on commercializing high-value, non-therapeutic proteins in the life sciences, food, nutrition and industrial bioprocessing sectors. These proteins avoid the regulatory complexity and high costs associated with therapeutic biologics, enabling faster time to revenue, broader market reach, and long-term supply agreements. Our recent significant milestones across both food and nutrition as well as fully funded legacy collaborations, such as with the Gates Foundation, underscore our strategic shift to revenue-focused bioprocessing protein platforms from therapeutic and vaccine development.

Corporate Information

We were incorporated in Delaware in September 2002, under the name “Dyadic International, Inc.” and recently announced on July 2, 2025, that, effective August 1, 2025, we will be doing business as Dyadic Applied BioSolutions. Our principal corporate offices are located at 1044 North U.S. Highway One, Suite 201, Jupiter, FL 33477. Our telephone number is (561) 743-8333. Our website is www.dyadic.com. Information accessed through our website is not incorporated into this prospectus supplement and is not a part of this prospectus supplement.

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The Offering

Common Stock Offered By Us	6,052,000 shares.
Offering Price	$0.95 per share.
Common Stock Outstanding Immediately After This Offering	36,142,661 shares.
Use of Proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, such as product development, sales and marketing. See “Use of Proceeds.”
Underwriter Warrants	Upon the closing of this offering, we will issue as compensation to the underwriter, warrants to purchase up to 302,600 shares of common stock at an exercise price of $1.0925 per share of common stock, or the Underwriter Warrants. The Underwriter Warrants expire five years after the date of issuance. See “Underwriting.”
Nasdaq Capital Market Symbol	DYAI
Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors.”
Indication of Interest	Joseph Hazelton, our President and Chief Operating Officer, has agreed to purchase 26,000 shares of our common stock in this offering at the public offering price. The underwriter will receive the same underwriting discount on the shares of common stock purchased by Mr. Hazelton as they will on any other shares sold to the public in this offering.

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 30,090,661 shares of common stock outstanding as of March 31, 2025 and excludes:

●	6,304,597 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2025, having a weighted-average exercise price of $2.85 per share;

●	96,984 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2025; and

●	1,255,606 shares of our common stock reserved for future issuance under our 2021 Equity Incentive Award Plan, or the 2021 Plan, as of March 31, 2025.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants after March 31, 2025, including any shares of common stock issuable upon exercise of the Underwriter Warrants.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompany prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occurs, our business, business prospects, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering and our Common Stock

We have in the past, and may in the future, be unable to comply with the listing standards of the Nasdaq Stock Market LLC, or Nasdaq. If we fail to comply with listing standards in the future, our common stock may be delisted. Delisting could adversely affect the liquidity of our common stock and the market price of our common stock could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue to operate as a going concern would be substantially impaired.

Our common stock is currently listed on the Nasdaq Capital Market, which has minimum requirements that a company must meet in order to remain listed. These requirements include maintaining a minimum MVLS of $35 million, which MVLS cannot fall below $35 million for a period of more than 30 consecutive trading days, or the MVLS Requirement. On June 23, 2025, we received a deficiency notice from the Staff of Nasdaq, notifying us that, for the last 30 consecutive business days, the Company’s securities have not maintained the minimum MVLS of $35 million required by the continued listing requirements of Nasdaq Listing Rule 5550(b)(2). The MVLS Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until December 20, 2025, to regain compliance with the minimum MVLS requirement by having the Company’s MVLS close at $35 million or more for a minimum of 10 consecutive business days before the MVLS Compliance Date (subject to the Staff’s discretion to extend this period under Nasdaq Listing Rule 5810(c)(3)(H)). On July 17, 2025, we received a separate deficiency notice from the Staff of Nasdaq notifying the Company that for the last 30 consecutive business days the Company’s securities have not maintained the minimum bid price of at least $1 per share required by the continued listing requirements of Nasdaq Listing Rule 5550(a)(2). The Minimum Bid Price Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until January 13, 2026 to regain compliance with the minimum bid price requirement by having the Company’s bid price close at $1 per share or more for a minimum of 10 consecutive business days before the Minimum Bid Price Compliance Date (subject to the Staff’s discretion to extend this period under Nasdaq Listing Rule 5810(c)(3)(H)).

If the Company does not regain compliance by the MVLS Compliance Date or the Minimum Bid Price Compliance Date, the Staff will provide written notification that the Company’s common stock is subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination by Nasdaq to the panel, such appeal would be successful. In the event we fail to comply with listing standards in the future, and we do not regain compliance with the MVLS Requirement or the Minimum Bid Price Requirement prior to the expiration of the applicable compliance period, unless Nasdaq exercises its discretion to extend this period, our common stock may be subject to a delisting action by Nasdaq.

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In the event that our common stock is delisted from Nasdaq as a result of our failure to comply with the MVLS Requirement or the Minimum Bid Price Requirement, as a result of Nasdaq not granting us an extension or the panel not granting us a favorable decision or due to our failure to continue to comply with any other requirement for continued listing on Nasdaq, trading of our common stock could be conducted in the over-the-counter market established for unlisted securities such as the OTCQX, the OTCQB, the OTCID Basic Market or the Pink Limited Market, but there can be no assurance that our common stock will be eligible for trading on any such alternative market.

Additionally, if our common stock is delisted from Nasdaq, the liquidity of our common stock would be adversely affected, the market price of our common stock could decrease, our ability to obtain sufficient additional capital to fund our operations and to continue to operate as a going concern would be substantially impaired and transactions in our common stock could lose federal preemption of state securities laws. Furthermore, there could also be a reduction in our coverage by securities analysts and the news media and broker-dealers may be deterred from making a market in or otherwise seeking or generating interest in our common stock, which could cause the price of our common stock to decline further. Moreover, delisting may also negatively affect our collaborators’, vendors’, suppliers’ and employees’ confidence in us and employee morale.

If you purchase shares of common stock in this offering, you will experience immediate and substantial dilution in your investment.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $0.95 per share and our net tangible book value of $923,611, as of March 31, 2025, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.78 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the use of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, impair or delay our ability to develop our product candidates, and cause the price of our common stock to decline.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to shareholders.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompany prospectus, the information incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as ‘anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

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We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering. These factors include, among other things: (1) our history of net losses, (2) changes in global economic and market conditions; (3) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical and non-pharmaceutical research and business plans and strategic initiatives; (4) our ability to retain and attract employees, consultants, directors and advisors; (5) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (6) our ability to obtain new license and research agreements; (7) our ability to maintain existing access to, and/or expand access to third-party contract research organizations and other service providers in order to carry out our research and development projects and commercial activities for ourselves and third parties; (8) competition, including from alternative technologies, and reliance on our key customers and collaborators; (9) our ability, and the ability of the contract research organizations and other third-party service providers with whom we are currently working with or may work with in the future, to advance product candidates into, and successfully complete, preclinical studies, non-clinical and clinical trials; (10) failure to commercialize our microbial protein production platforms or our other technologies; (11) market and regulatory acceptance of our microbial protein production platforms and other technologies; (12) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd., and contract research organizations that we engage with; (13) the speculative nature and illiquidity of equity securities received as consideration from sub-licenses; (14) other factors discussed in the Company’s publicly available filings, including information set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K.

The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus supplement, the accompanying prospectus, the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is a part, and any free writing prospectus that we may authorize for use in connection with this offering with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of shares of our common stock that we are offering will be approximately $5.3 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, such as product development, sales and marketing. In addition, we may use a portion of the net proceeds for potential acquisitions and other strategic transactions, although we have no current plans, commitments or agreements to do so as of the date of this prospectus supplement.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. Accordingly, our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds. We reserve the right to change the use of these proceeds.

Pending these uses, we intend to invest the proceeds of this offering in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We have not paid dividends on our common stock, and currently do not plan to pay any cash dividends in the foreseeable future.

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DILUTION

Our net tangible book value as of March 31, 2025 was $923,611, or approximately $0.03 per share. Net tangible book value is total assets minus the sum of liabilities and intangible assets. Net tangible book value per share is net tangible book value divided by the total number of shares of common stock outstanding as of March 31, 2025.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this public offering and the net tangible book value per share of our common stock immediately after completion of this public offering. After giving effect to the sale of shares of our common stock in this offering at the public offering price of $0.95 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2025 would have been approximately $6.3 million, or $0.17 per share. This represents an immediate increase in net tangible book value of $0.14 per share to existing stockholders and immediate dilution in net tangible book value of $0.78 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$0.95
Net tangible book value per share as of March 31, 2025	$0.03
Increase in net tangible book value per share attributable to new investors purchasing shares of our common stock in this offering	$0.14
As adjusted net tangible book value per share on March 31, 2025, after giving effect to this offering		$0.17
Dilution per share to new investors purchasing shares of our common stock in this offering		$0.78

The above discussion and table are based on 30,090,661 shares of common stock outstanding as of March 31, 2025 and excludes:

●	6,304,597 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2025, having a weighted-average exercise price of $2.85 per share;

●	96,984 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2025; and

●	1,255,606 shares of our common stock reserved for future issuance under the 2021 Plan as of March 31, 2025.

To the extent that outstanding options are exercised or restricted stock unit awards vest, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of our common stock, or securities convertible into or exchangeable or exercisable for common stock, the issuance of these securities could result in further dilution to investors in this offering.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock acquired in this offering but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that acquire our common stock in this offering and hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our common stock as part of a wash sale, constructive sale, hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement;

●	banks, insurance companies and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein) or other entities or arrangements that are pass-through or disregarded entities for U.S. federal income tax purposes or persons that hold their common stock through such partnerships or other entities or arrangements;

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons that own or have owned, or are deemed to own or have owned, more than 5% of our common stock (except to the extent specifically set forth below);

●	regulated investment companies;

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●	real estate investment trusts;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity (or arrangement) treated as a partnership or a pass-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner of the entity will depend on the status of the partner or beneficial owner, the status and activities of the entity and certain determinations made at the partner or beneficial owner level. Accordingly, entities treated as partnerships or pass-through entities for U.S. federal income tax purposes holding our common stock and the partners or beneficial owners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.

Definition of a Non-U.S. Holder

For the purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Distributions

As discussed in the section entitled “Dividend Policy” above, we currently do not plan to pay any cash distributions in the foreseeable future. However, if we do make distributions of cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess amounts will not be treated as dividends for U.S. federal income tax purposes. Rather, the excess will first constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described below under “—Gain on Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below under “—Information Reporting Requirements and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts.”

Except as described below with respect to effectively connected dividends and subject to the discussions below of backup withholding and Sections 1471 to 1474 of the Code (such Sections and related Treasury Regulations commonly referred to as the Foreign Account Tax Compliance Act, or FATCA), dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide appropriate documentation to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax generally in the same manner as if the Non-U.S. Holder were a U.S. person and be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules or rates.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding FATCA and backup withholding (see “—Information Reporting Requirements and Backup Withholding” and “—Additional Withholding Tax on Payments Made to Foreign Accounts”), a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a fixed base in the United States to which such gain is attributable);

●	the gain is recognized by a Non-U.S. Holder that is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a United States real property interest, or USRPI, as defined under Section 897I(1) of the Code, by reason of our status as a United States real property holding corporation, or USRPHC, as defined under Section 897I(2) of the Code, for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding such sale or other taxable disposition or the Non-U.S. Holder’s holding period for the applicable common stock, and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax in the same manner as if the Non-U.S. Holder were a U.S. person and be taxed on the net gain derived from the sale or other taxable disposition under regular graduated U.S. federal income tax rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we have not been and we are not, and do not anticipate becoming, a USRPHC. Generally, a domestic corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Even if we are treated as a USRPHC, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the Non-U.S. Holder’s holding period, and (2) our common stock is regularly traded on an established securities market. If the above exception does not apply, such Non-U.S. Holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). In addition, a buyer of our common stock from such Non-U.S. Holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition.

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Non-U.S. Holders should consult their tax advisors regarding the application of the above to their particular situation, including the potential application of any available income tax treaty that may provide for different rules.

Information Reporting Requirements and Backup Withholding

Generally, we must report information to the IRS with respect to any dividends we pay on our common stock (even if the payments are exempt from withholding), including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or our paying agents) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-ECI, or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or otherwise meets documentary evidence requirements for establishing non-U.S. person status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Additional Withholding Tax on Payments Made to Foreign Accounts

U.S. federal withholding taxes may be imposed under FATCA on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” (as defined by the Code to include, in addition to banks and traditional financial institutions, entities such as investment funds and certain holding companies) or a “non-financial foreign entity” (as defined in the Code), unless (1) the foreign financial institution satisfies certain diligence, reporting and withholding requirements, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Craig-Hallum Capital Group, LLC is acting as the sole managing underwriter of this offering. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	6,052,000
Total

The underwriter has advised us that it proposes to offer the shares of common stock to the public at a price of $0.95 per share. After the offering, these figures may be changed by the underwriter.

The shares sold in this offering are expected to be ready for delivery on or about August 1, 2025, against payment in immediately available funds. The underwriter may reject all or part of any order.

Joseph Hazelton, our President and Chief Operating Officer, has agreed to purchase 26,000 shares of our common stock in this offering at the public offering price. The underwriter will receive the same underwriting discount on the shares of common stock purchased by Mr. Hazelton as they will on any other shares sold to the public in this offering.

The table below summarizes the underwriting discounts that we will pay to the underwriter. In addition to the underwriting discount, we have agreed to pay up to $75,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Share	Total
Price to the public:	$0.9500	$5,749,400
Underwriting discount to be paid by us	$0.0665	$402,458
Proceeds, before expenses, to us:	$0.8835	$5,346,942

We estimate that the total expenses of this offering, excluding underwriting discounts, will be $410,000. This includes $75,000 of the fees and expenses of the underwriter. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

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Purchase of Private Underwriter’s Warrant

We have agreed to, upon the closing of this offering, issue to the underwriter or the underwriter’s designee(s) warrants to purchase 302,600 shares of common stock sold in this offering. The underwriter’s warrant will be exercisable at $1.0925 per share and may be exercised on a cashless basis. The underwriter’s warrant is exercisable at any time and from time to time, in whole or in part, beginning 180 days after the closing of this offering and ending on the five-year anniversary of the closing of this offering.

The underwriter’s warrant and the shares of common stock underlying the underwriter’s warrant will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”), and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the underwriter’s warrant or the securities underlying the underwriter’s warrant, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriter’s warrant or the underlying shares for a period of 180 days from the closing of this offering. Additionally, the underwriter’s warrant may not be sold transferred, assigned, pledged, or hypothecated for a 180-day period following the closing of this offering except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The underwriter’s warrant will provide for adjustment in the number and price of the underwriter’s warrant and the shares of common stock underlying such underwriter’s warrant in the event of a recapitalization, merger, stock split or other structural transaction. We have granted the underwriter and its designees certain registration rights relating to these securities. The underwriter and its designees may not exercise their “piggy-back” registration rights seven years following the closing of this offering.

No Sales of Similar Securities

Subject to certain limited exceptions, we and each of our directors and executive officers, and each beneficial owner of 10% or more of our outstanding common stock (each, a “10% Holder”) have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus supplement. The lock-up agreements that our directors, executive officers, and 10% Holders have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions and their restrictions may be waived at any time by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to the underwriter. Because the offering does not include an over-allotment option, the underwriter would have to close out any short position by purchasing shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

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In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on Nasdaq. Passive market making consists of displaying bids on Nasdaq by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter and its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

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European Economic Area.

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

●	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom.

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

●	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada.

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland.

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia.

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by White & Case LLP, New York, New York. Faegre Drinker Biddle & Reath LLP is counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://dyadic.com/investors. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-32513):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 26, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025;

●	our Current Reports on Form 8-K filed with the SEC on April 29, 2025, May 5, 2025, June 2, 2025 (excluding the information furnished pursuant to Item 7.01 and the related exhibits furnished pursuant to Item 9.01), June 24, 2025, June 27, 2025, and July 23, 2025 (the first Form 8-K on such filing date); and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus are a part, effective upon filing, shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus and will become a part of this prospectus supplement and the accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You should rely only on the information provided in and incorporated by reference into this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering is accurate as of any date other than the date on the front cover of these documents.

You can request a copy of any or all the reports or documents that have been incorporated by reference in this prospectus supplement (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus supplement), at no cost, by writing or telephoning us at the following address or telephone number.

Dyadic International, Inc., d/b/a/ Dyadic Applied BioSolutions

1044 North U.S. Highway One, Suite 201

Jupiter, Florida, 33477

(561) 743-8333

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PROSPECTUS

DYADIC INTERNATIONAL, INC.

$50,000,000

Common Stock

We may, from time to time, offer and sell up to $50,000,000 of the securities described in this prospectus at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional securities will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “DYAI.” On August 8, 2023, the closing price of our common stock was $1.73 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

You should carefully read this prospectus and any applicable prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein prior to making an investment decision.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 3 and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 25, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this prospectus, we may sell the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $50,000,000.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

We have not authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information.”

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, industry, statistical and market data from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified statistical, market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source.

Unless the context indicates otherwise, as used in this prospectus, the terms “Dyadic,” “Dyadic International, Inc.” “Company,” “we,” “us” and “our” refer to Dyadic International, Inc. and, where appropriate, its subsidiaries on a consolidated basis.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference into this prospectus and does not contain all the information you should consider before investing in our securities. You should carefully read the prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) is a global biotechnology company based in Jupiter, Florida with operations in the United States and a satellite office in the Netherlands, and it utilizes several third-party consultants and research organizations to carry out the Company’s activities. Over the past two plus decades, the Company has developed a gene expression platform for producing commercial quantities of industrial enzymes and other proteins, and has previously licensed this technology to third parties, such as Abengoa Bioenergy, BASF, Codexis and others, for use in industrial (non-pharmaceutical) applications. This technology is based on the Thermothelomyces heterothallica (formerly known as Myceliophthora thermophila) fungus, which the Company named C1.

Subsequent to the Company selling its industrial technology business to Danisco USA (“Danisco”), the industrial biosciences business of DuPont (NYSE: DD) (the “DuPont Transaction”) on December 31, 2015, the Company has been focused on building the C1-cell protein production platform for the development and production of biologic products including enzymes and other proteins for human and animal health. Some examples of human and animal vaccines and drugs which have the potential to be produced from C1-cells are protein antigens, ferritin nanoparticles, virus-like particles (“VLPs”), monoclonal antibodies (“mAbs”), Bi/Tri-specific antibodies, Fab antibody fragments, Fc-fusion proteins, as well as other therapeutic enzymes and proteins. The Company is involved in multiple funded research collaborations with animal and human pharmaceutical companies which are designed to leverage its C1-cell protein production platform to develop innovative vaccines and drugs, biosimilars and/or biobetters.

The Company also developed the Dapibus™ thermophilic filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

Corporate Information

We were incorporated in Delaware in September 2002. Our principal corporate offices are located at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, FL 33477. Our telephone number is (561) 743-8333. Our website is www.dyadic.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks occurs, our business, business prospects, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, expectations, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as ‘anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions.

We have based these forward-looking statements on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. These factors include, among other things:  (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations and other service providers to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on our key customers and collaborators; (8) our ability, and the ability of the contract research organizations and other third-party service providers with whom we are currently working with, to advance product candidates into, and successfully complete, preclinical studies and clinical trials; (9) the commercialization of our product candidates, if approved; (10) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of our fungal based microbial protein production platforms and our other technologies; (11) the risk of theft, misappropriation or expiration of owned or licensed proprietary and intellectual property, genetic and biological materials owned by us and/or Danisco US, Inc. and VTT Technical Research Centre of Finland Ltd, and contract research organizations that we engage with; and (12) the speculative nature and illiquidity of equity securities received as consideration from sub-licenses.

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The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, considering the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a highly regulated, competitive and rapidly changing environment. Our competitors have far greater resources, infrastructure and market presence than we do which makes it difficult for us to enter certain markets, and/or to gain or maintain customers. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward- looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be different from what we expect. We qualify all our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, including for research and development, sales and marketing initiatives and general administrative expenses, working capital and capital expenditures, as well as potential acquisitions and other strategic transactions.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in a prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms and provisions of the common stock that we may offer under this prospectus, but it is not complete. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, our Third Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read our Restated Certificate of Incorporation and Third Amended and Restated Bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

General

Our Restated Certificate of Incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share. As of August 6, 2023, there were 28,811,061 shares of common stock issued and outstanding, held by 51 stockholders of record. There are currently no shares of preferred stock issued or outstanding.

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Common Stock

Voting Rights: Holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by stockholders.

Dividends: Holders of our common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by the board of directors. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law. We do not anticipate paying any cash dividends in the foreseeable future.

Other Rights: Our common stock is not entitled to preemptive rights and is not subject to redemption, including sinking fund provisions, or conversion. Upon our liquidation, dissolution or winding up, the assets, if any, legally available for distribution to stockholders are distributable ratably among the holders of common stock after payment of all classes or series of preferred stock. The rights, preferences and privileges of holders of common stock are subject to the preferential rights of all classes or series of preferred stock that may be issued in the future.

Options, Restricted Stock Units and Warrants Convertible into Common Stock

As of August 8, 2023, there were outstanding options entitling the holders to purchase 5,456,447 shares of our common stock at a weighted average exercise price of $3.10 per share. As of August 8, 2023, there were also163,044 unvested restricted stock units in addition to 2,836,206 shares of common stock available for grant under the 2021 Equity Incentive Award Plan.

There are currently no outstanding warrants to purchase shares of our common stock.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

• before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

• upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

• on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

● subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

● any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our Restated Certificate of Incorporation and Third Amended and Restated Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Restated Certificate of Incorporation and Third Amended and Restated Bylaws contain the following provisions:

● Staggered Board: The board of directors is composed of three classes of directors who serve staggered three-year terms so that only one-third of the directors are eligible for election at any annual meeting of stockholders, and cumulative voting in the election of directors is specifically denied.

● Elimination of Stockholder Action by Written Consent: Any action permitted to be taken by the Company’s stockholders is required to be effected at a duly called annual or special meeting of stockholders and cannot be effected by a written consent.

● Special Meeting of Stockholders: The Company’s stockholders will not be permitted to call a special meeting of stockholders, and the only business matters permitted to be conducted at any annual or special meeting of stockholders will be business matters properly brought before that meeting in accordance with specified procedures.

● Board Vacancies and Removals: The board of directors establishes the number of directors, and vacancies on the board of directors must be filled by a majority approval of the remaining directors, and directors may not be removed by stockholder action without cause.

● Procedures for Stockholder Nominations and Proposals: Specific procedures are established for stockholder nominations for directors and stockholder proposals of business to be considered at an annual or special meeting of stockholders.

● Amendment or Repeal of Bylaws: The board of directors is empowered to adopt, amend or repeal the bylaws, while our stockholders may adopt, amend or repeal the bylaws only upon an affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote

● Undesignated Preferred Stock: The board of directors has the power to designate and establish new classes of preferred stock having terms that the board of directors determines to be advisable. If in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in the Company’s best interest, shares of common stock or preferred stock could be issued by the board of directors without stockholder approval in one or more transactions.

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● Approval of Certain Matters: With respect to extraordinary matters that are brought to the Company’s stockholders for a vote, including the sale of all or substantially all of our assets, a merger, a consolidation, the conversion of the Company into another type of entity or the amendment of the Restated Certificate of Incorporation, unless that matter is affirmatively recommended by the board of directors, its approval will require the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

● Choice of Forum. Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (C) any action or proceeding asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Restated Certificate of Incorporation or Third Amended and Restated Bylaws, or (D) any action or proceeding asserting a claim governed by the internal affairs doctrine. The choice of forum provision does not apply to any actions arising under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

The foregoing provisions may be amended or repealed only with the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares of stock entitled to vote.

Limitations on Liability and Indemnification

Our Restated Certificate of Incorporation and Third Amended and Restated Bylaws contain provisions that allow us to limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

● any breach of the director’s duty of loyalty to the corporation or its stockholders;

● any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

● unlawful payments of dividends or unlawful stock repurchases or redemptions; or

● any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Restated Certificate of Incorporation and Third Amended and Restated Bylaws provide that we generally will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time. However, we may modify the extent of such indemnification by individual contracts with its directors and officers. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of Dyadic, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of Dyadic.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

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Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “DYAI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004, and its telephone number is (212) 509-4000.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;

●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or dealers or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post- effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

White & Case LLP will pass upon the validity of the securities being registered hereby and other certain legal matters in connection with the registration of such securities. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Mayer Hoffman McCann P.C, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available for free to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website address is http://dyadic.com/investors. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-55264):

● our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023;

● our Current Reports on Form 8-K filed with the SEC on January 4, 2023, January 23, 2023, January 24, 2023, February 22, 2023, March 7, 2023, March 29, 2023 (excluding the information furnished pursuant to Item 2.02 and the related exhibits furnished pursuant to Item 9.01), April 10, 2023, April 12, 2023, June 13, 2023 (as amended on June 15, 2023); August 9, 2023 (excluding the information furnished pursuant to Item 2.02 and the related exhibits furnished pursuant to Item 9.01);

● our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 9, 2023; and

● the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on April 12, 2019, including any amendments thereto or reports filed for the purposes of updating this description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part effective upon filing shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

You can request a copy of any or all the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus), at no cost, by writing or telephoning us at the following address or telephone number.

Dyadic International, Inc.

140 Intracoastal Pointe Dr., Suite 404

Jupiter, Florida, 33477

(561) 743-8333

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DYADIC INTERNATIONAL, INC.

6,052,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Managing Underwriter

Craig-Hallum

July 30, 2025